Exhibit 99.3

Inseego Announces CFO Transition
SAN DIEGO—May 10, 2017—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT), today announced that Michael Newman, Chief Financial Officer, has decided to resign from his position effective May 15, 2017 for family and personal reasons. He will serve in an advisory role to assist in the conclusion of the Company’s sale of its MiFi business and the transition to a new permanent CFO.
Mr. Newman will be replaced by Interim CFO Tom Allen. Mr. Allen previously served as Interim CFO for Inseego’s predecessor company, Novatel Wireless, from June 2014 to September 2014, when Mr. Allen transitioned the CFO role to Mr. Newman. Inseego will undertake a comprehensive search for a permanent CFO.
“We have made great strides in transitioning Inseego from a hardware-only supplier of mobile broadband products to a predominantly SaaS and solutions provider for the Internet of Things,” said Sue Swenson, Chief Executive Officer of Inseego. “We thank Mike for his positive contributions to these efforts.”
Continued Ms. Swenson, “I am also pleased to announce that Tom Allen will serve as Interim Chief Financial Officer. I worked closely with Tom during his prior tenure with this company and was very impressed with his strong financial, operational and administrative abilities and leadership. He’s a seasoned public-company executive and has actually been assisting us on a consulting basis over the last three years, which means he knows our executive team, business, and Board, and will hit the ground running. We are fortunate to have someone of Tom’s caliber serve as our Interim CFO.”
Said Mr. Newman, departing CFO, “It has been a privilege to work with such a talented team at Inseego. While my portion of Inseego’s transformational journey is coming to a close with Inseego’s latest financing concluded earlier this week, I believe the company is well-positioned for the future and in great hands with Sue, Tom and the entire executive team. As I focus on my family I am proud of the passion and dedication the team has showed during our monumental transition from a hardware only business to a SaaS and solutions provider, and I will remain close to the company as it executes its strategic vision.”
About Inseego Corp.
Inseego Corp. is a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego also sells business connectivity solutions and device management services. With over 30 years of experience, Inseego provides customers with secure and innovative solutions and analytics. Inseego currently serves approximately 633,000 global subscribers, including 189,000 fleet management subscribers. The company's headquarters are located in sunny San Diego, California with additional offices worldwide. www.inseego.com; Twitter @inseego.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements. These forward looking statements relate to a variety of matters, including, without limitation, statements regarding the timing of recruiting a qualified Chief Financial Officer and the effectiveness of the Company’s plans for transitioning to a new Chief Financial Officer. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego Corp. in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2016, and in other subsequent filings made with the SEC by Inseego Corp. (available at www.sec.gov).

Inseego Corp.
Media Relations Contact:

Diana Hoogbruin
(858) 812-0659
diana.hoogbruin@inseego.com

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
michael.sklansky@inseego.com